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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statement of TransPro, Inc. on Form S-8 (File No. 33-80871) of our report dated February 14, 2000, relating to the financial statements, which appears in the Annual Report to Stockholders, and which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 14, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP


Hartford, Connecticut
March 15, 2000